UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): July 26, 2010 (July 26, 2010)

333-135585 (Commission File Number)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway, Boca Raton, Florida (principal executive offices)	33487 (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a) Amendment to Bylaws.

On July 26, 2010, the Board of Directors of Cleartronic, Inc. (the “Company”) approved the Amended and Restated Bylaws of the Company.  The purpose of the Amended and Restated Bylaws was to amend Article IV, Section 1 of the bylaws in effect immediately prior to the Board’s approval of the new bylaws.

The text of the previous provisions is as follows:

“Section 1. Issuance

Unless otherwise determined by the Board of Directors, every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled.”

The text of the new provisions is as follows:

“Section 1. Issuance

Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled.  Notwithstanding the foregoing, the Board of Directors may provide, by resolution, that some or all of any class or series of shares in the Corporation shall be uncertificated shares, provided, however, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.”

A copy of the Amended and Restated Bylaws is filed with this report as Exhibits 3.1 and is incorporated by reference herein.  The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEATRONIC, INC. (Registrant)

Date: July 26, 2010	/s/ Larry Reid
By: Larry Reid, Its: Chief Executive Officer

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